Form of Restricted Stock Agreement (Performance-based)

OM GROUP, INC.

2007 INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) dated as of <<GRANT DATE>> (being the grant date of this restricted stock Award), is between OM Group, Inc., a Delaware corporation (“Company”), and <<NAME LAST NAME>> (“Participant”).
WHEREAS, the Company maintains the Amended and Restated 2007 Incentive Compensation Plan (the “Plan”) for the purpose of (i) motivating key personnel by means of incentive compensation, (ii) furthering the identity of interests of participants with those of the stockholders of the Company through ownership and performance of the Common Stock, and (iii) permitting the Company to attract and retain key personnel and directors whose judgment is important to the successful conduct of the business of the Company; and
WHEREAS, pursuant to the terms of the Plan, the Compensation Committee may grant restricted stock Awards to Key Employees of the Company and its Subsidiaries and Non-Employee Directors of the Company; and
WHEREAS, pursuant to the terms of the Plan, the terms, conditions and restrictions of each restricted stock Award are to be set forth in an Award Agreement; and
WHEREAS, the Compensation Committee has determined that it is appropriate to grant Participant an Award under the Plan on the terms, conditions and restrictions provided in this Agreement.
NOW, THEREFORE, the Company and the Participant agree as follows:

1.	Award of Restricted Stock.
Subject to the terms, conditions and restrictions set forth in this Agreement, the Company hereby grants to the Participant an Award of <<AWARD AMOUNT>> shares of Common Stock (the “Restricted Stock”) under the Plan.

2.	Restrictions on Transfer of Restricted Stock.
The Participant shall not be entitled to sell, exchange, transfer, pledge, hypothecate, assign or otherwise dispose of the Restricted Stock until such time that such Restricted Stock has vested in accordance with this Agreement. Any attempted sale, exchange, transfer, pledge, hypothecation, assignment or other disposition of such Restricted Stock in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records.

3.	Evidence of Award.
Following execution of this Agreement, the Company shall cause the Restricted Stock to be represented either by a certificate issued in the name of the Participant or by electronic direct registration, registered in the name of the Participant. Such certificate or electronic registration shall bear the following legend, together with any other legend deemed necessary or desirable by the Company in order to comply with applicable laws or to ensure the enforceability of the provisions of the Plan or this Agreement:
The sale or other transfer of the shares represented by this certificate is subject to certain restrictions set forth in the Restricted Stock Agreement between <<NAME LAST NAME>> (the registered owner) and OM Group, Inc., dated as of <<GRANT DATE>>. A copy of such restrictions may be obtained from the

Form of Restricted Stock Agreement (Performance-based)

Secretary of OM Group, Inc.

Any such stock certificate shall be held by the Company (or its designated agent) on behalf of the Participant until such time as the Restricted Stock has vested or is forfeited in accordance with this Agreement.

4.	Rights Relating to Restricted Stock.
The Restricted Stock shall constitute issued and outstanding shares of Common Stock, and the Participant shall be entitled to exercise voting rights pertaining to the Restricted Stock. In the event dividends are paid by the Company with respect to its Common Stock prior to such time as the Restricted Stock has vested in accordance with this Agreement, such dividends shall be distributed to and held by the Company (or its designated agent) in the same manner as the Restricted Stock and be distributed to the Participant upon vesting of the Restricted Stock or forfeited in accordance with this Agreement. In the event that shares of Common Stock or other securities are distributed to owners of outstanding Common Stock by reason of a stock dividend, stock split, recapitalization or otherwise, such shares or securities received by the Participant shall be encompassed within the term “Restricted Stock” for purposes of this Agreement and the Participant shall deliver to the Company all such shares or securities received, to be held by the Company on behalf of the Participant subject to the same restrictions as the Restricted Stock.

5.	Vesting.

1.	Satisfaction of Performance Targets.
(a)The Restricted Stock granted to the Participant pursuant to this Agreement shall vest, such that the restrictions set forth in this Agreement shall no longer be applicable and the Restricted Stock shall no longer be subject to forfeiture as provided in this Agreement, upon the attainment of specific performance targets (“Performance Targets”) based upon the performance criteria and for the period (“Performance Period”) set forth on the attached Exhibit A. The performance criteria set forth on Exhibit A shall relate to the financial performance of the Company or a segment or identified business of the Company as selected by the Compensation Committee in accordance with Section 9.5 of the Plan. If the Performance Targets are not attained by the end of the Performance Period, then the Restricted Stock granted pursuant to this Agreement shall be forfeited to the Company without compensation or other consideration. The specific Performance Targets and Performance Period applicable to this Restricted Stock grant shall be as previously determined by the Compensation Committee and communicated to the Participant in writing.
(b)In the absence of a prior forfeiture of the Restricted Stock pursuant to this Agreement, as promptly as practicable after satisfaction of the Performance Targets and compliance with Section 6 of this Agreement, the Company shall cause a new certificate or certificates to be issued in the name of the Participant, or the Participant's designee, in exchange for the certificate for the Restricted Stock that is described in Section 3 of this Agreement. Such new certificate shall not contain the legend set forth in Section 3 of this Agreement but may contain any other legend the Company believes is appropriate in order to comply with applicable securities law requirements.
2.Potential Accelerated Vesting upon Change in Control.
Upon a Change in Control occurring prior to the end of the Performance Period, the provisions of Section 25.1 of the Plan will apply and, to the extent the Restricted Stock subject to this Agreement has not been forfeited, the vesting of the Restricted Stock subject to this Agreement will be accelerated based on the target level of satisfaction of the Performance Targets (except to the extent that a Replacement Award is provided to the Participant for the Restricted Stock).
3.Pro Rata Eligibility Due to Death or Disability.
In the event the Participant ceases to be employed by the Company or any of its Subsidiaries due to death or disability prior to the end of the Performance Period, a pro rata number of shares of the Restricted Stock shall remain eligible for vesting at the end of the Performance Period, such pro rata number to be measured by the number of days in the period commencing with the date of this grant and ending on the date

Form of Restricted Stock Agreement (Performance-based)

of death or disability as compared to the number of days in the period commencing with the date of this grant and ending on the last day of the Performance Period, with any fractional share rounded down to the nearest whole number. The provisions of this Agreement, including those provisions relating to vesting only upon attainment of the Performance Targets at the end of the Performance Period, shall continue to apply to such pro rata number of shares. The balance of Restricted Stock granted pursuant to this Agreement and not subject to pro rata eligibility pursuant to this Section 5.3 shall be forfeited without compensation or other consideration.
4.Pro Rata Eligibility upon Retirement.
In the event the Participant ceases to be employed by the Company or any of its Subsidiaries prior to the end of the Performance Period by reason of such individual's retirement in accordance with any retirement plan or policy of the Company or any of its Subsidiaries, a pro rata number of shares of the Restricted Stock shall remain eligible for vesting at the end of the Performance Period, such pro rata number to be measured by the number of days in the period commencing with the date of this grant and ending on the date of retirement as compared to the number of days in the period commencing with the date of this grant and ending on the last day of the Performance Period, with any fractional share rounded down to the nearest whole number. The provisions of this Agreement, including those provisions relating to vesting only upon attainment of the Performance Targets at the end of the Performance Period, shall continue to apply to such pro rata number of shares. The balance of Restricted Stock granted pursuant to this Agreement and not subject to pro rata eligibility pursuant to this Section 5.4 shall be forfeited without compensation or other consideration.
5.Forfeiture upon Other Cessation of Employment.
In the event the Participant ceases to be employed by the Company or any of its Subsidiaries prior to the end of the Performance Period for any reason other than death, disability or retirement, the Participant shall forfeit to the Company, without compensation or any other consideration, all Restricted Stock that is granted pursuant to this Agreement. For purposes of this Agreement, the Participant shall have ceased to be employed by the Company or any of its Subsidiaries when the Participant no longer has the right or obligation to perform services in such capacity, notwithstanding the continuation of any employment agreement for any other purpose or the continuation of compensation or benefits under any such employment agreement or otherwise.

6.	Tax Provision.
Participant agrees that, no later than the date upon which the Restricted Stock becomes vested in accordance with this Agreement (or reasonably promptly after vesting, in the event of death), the Participant (or the Participant's representative) will pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be paid and/or withheld with respect to such Restricted Stock (which arrangements may include the Participant instructing the Company to withhold from the Restricted Stock, or the Participant delivering to the Company, shares of Common Stock having a Fair Market Value equal to the amount of such required withholding taxes).

7.	Adjustments.
Subject to the terms of the Plan, in the event of (a) any stock dividend, stock split, combination of shares, recapitalization, Extraordinary Distribution, Pro Rata Repurchase or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of warrants or other rights to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, or in the event of a Change in Control, the Committee may provide in substitution for the Restricted Stock such alternative consideration (including cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Restricted

Form of Restricted Stock Agreement (Performance-based)

Stock so replaced. Any action taken by the Committee pursuant to this Section 7 will only be taken to the extent it does not result in the Restricted Stock failing to comply with or ceasing to be exempt from Section 409A of the Code.

8.	Special Incentive Compensation.
The Participant agrees that the award of the Restricted Stock under the Agreement is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) and any other property received on account of such Restricted Stock will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

9.	Relationship to the Plan.
This Agreement is subject to the terms of the Plan and any related administrative policies or procedures adopted by the Company. All terms used in this Agreement with initial capital letters that are defined in the Plan and not otherwise defined herein shall have the meanings assigned to them in the Plan. If there is any inconsistency between this Agreement and the Plan or any such administrative policies or procedures, the Plan and the policies or procedures, in that order, shall govern.

10.	No Effect on Employment Relationship.
This Agreement is not intended to have any effect upon Participant's employment or non-employee director relationship with the Company. Nothing in this Agreement shall interfere with or affect the rights of the Company or the Participant under any employment agreement or confer upon the Participant any right to continued employment or directorship with the Company.

11.	Transferability; Binding Effect.
Subject to Section 16 of the Plan, the rights of the Participant under this Agreement shall not be transferable other than, in the event of death, by will or by the laws of descent and distribution, or other than in accordance with a domestic relations order or comparable order that is issued and is applicable to the Participant. Subject to the provisions of the Plan, this Agreement shall inure to the benefit of and be binding upon the Participant and the Company and their respective heirs, legal representatives, successors and assigns.

12.	Amendment.
No amendment, modification, waiver or release of or under this Agreement will be effective unless evidenced by an instrument in writing signed by each of the Company and the Participant.

13.	Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws.

14.	Electronic Delivery.
The Company may, in its sole discretion, deliver any documents related to the Restricted Stock and the Participant's participation in the Plan, or future awards that may be granted under the Plan, by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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Form of Restricted Stock Agreement (Performance-based)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
OM GROUP, INC.

By:
Michael V. Johnson Vice President, Human Resources

PARTICIPANT

<<NAME LAST NAME>>

Form of Restricted Stock Agreement (Performance-based)

EXHIBIT A